                                                                   Exhibit 10.16

                             SUBSCRIPTION AGREEMENT
           THIS AGREEMENT is made as of the 7th day of February, 2000

BETWEEN:

          DELANO TECHNOLOGY CORPORATION, a corporation governed by the laws of the Province of Ontario, (the "Corporation")

                                    - and -

          NORTEL NETWORKS CORPORATION, a corporation governed by the laws of Canada, (the "Investor")

RECITALS:

The authorized capital of the Corporation consists of an unlimited number of redeemable convertible special shares, an unlimited number of common shares, and an unlimited number of preferred shares. There are presently issued and outstanding 7,789,476 redeemable convertible special shares and 5,500,000 common shares of the Corporation, giving effect to articles of amendment to be filed on or about the date hereof in respect of a three for two split in the common shares of the Corporation.

The corporation has filed an amended and restated Canadian prospectus dated January 12, 2000 in respect of the offer and sale of New Common Shares (as defined herein) and common shares in the capital of the Corporation issuable upon the exercise of 4,326,924 special warrants and has filed a registration statement in the United States in respect of the offer and sale of the New Common Shares.

The Investor wishes to subscribe for the Purchased Shares (as defined herein).

          THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1  DEFINITIONS

Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

     "AGREEMENT" means this subscription agreement, including the schedules, and all instruments supplementing or amending or confirming this Agreement; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; "Article" or "Section" means and refers to the specified article or section of this Agreement;

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located at Toronto, Ontario are open for business during normal banking hours;

     "CLOSING" means the completion of the issue, sale and purchase of the Purchased Shares at the Closing Date by the deliveries of share certificates representing the Purchased Shares to the Investor and the payment of the purchase price therefor, all in accordance with this Agreement;

     "CLOSING TIME" means immediately following the completion of the Prospectus Closing, or such other time or date as may be agreed upon by the parties;

     "DISPOSITION" shall have the meaning assigned thereto in Section 7.1;

     "IPO PRICE" means the price per New Common Shares, as set forth in the final Offering Memorandum, which price is presently estimated to be in the range of $9.00 to $11.00 but is subject to change;

     "LOCK-UP PERIOD" shall have the meaning assigned thereto in Section 7.1;

     "NEW COMMON SHARES" shall mean the common shares in the capital of the Corporation to be issued to and purchased by the underwriters, as set forth in the Offering Memorandum;

     "OFFERING MEMORANDUM" means the amended and restated preliminary prospectus of the Corporation dated January 12, 2000, together with the Offering Memorandum supplement thereto, as the same may be supplemented or amended;

     "PARTIES" shall mean the Corporation and the Investor, collectively;

     "PERSON" includes any individual, legal or personal representative, partnership, corporation, incorporated syndicate, unincorporated or incorporated association, trust or governmental body, howsoever designated or constituted;

     "PROSPECTUS CLOSING" shall mean the issue of New Common Shares;

     "PUBLIC OFFERING" means the public offering of common shares in the capital of the Corporation described in the Offering Memorandum;

     "PURCHASED SHARES" means 500,000 common shares in the capital of the Corporation or such lesser number of common shares in the capital of the Corporation having an aggregate value of $10,000,000 at the IPO Price, giving effect to a 3 for 2 stock split in respect of which articles of amendment are to be filed by the Corporation before Closing;

     "SECURITIES" shall have the meaning assigned thereto in Section 7.1;

     "SUBSCRIPTION PRICE" shall have the meaning assigned thereto in Section 2.1; and

     "UNDERWRITING AGREEMENT" means the underwriting agreement to be entered into between the Corporation and the underwriters in respect of the issue of the New Common Shares.

1.2  CERTAIN RULES OF INTERPRETATION

In this Agreement:

     (a) time is of the essence in the performance of the parties' respective obligations;

     (b) unless otherwise specified, all references to money amounts are to United States currency;

     (c) the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content; and

     (d) the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

1.3  INVALIDITY OF PROVISIONS

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof and such invalid or unenforceable provision shall be deemed severable.

1.4  ENTIRE AGREEMENT

This Agreement together with the letter agreement between the parties dated the date hereof and the documents to be delivered pursuant to this Agreement, constitute the entire agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties or any of them in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5  APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

                                   ARTICLE 2
                            SUBSCRIPTION AND CLOSING

2.1  SUBSCRIPTION

Subject to the completion of all of the deliveries and other actions and conditions provided for in this Agreement, the Investor hereby subscribes for and agrees to purchase at Closing, and the Corporation agrees to issue and sell to the Investor at Closing, the Purchased Shares for an aggregate amount equal to the IPO Price multiplied by the number of Purchased Shares (the "Subscription Price").

2.2  CLOSING ARRANGEMENTS

The completion of the transactions contemplated by this Agreement shall take place at the offices of Osler, Hoskin & Harcourt, 66th Floor, 1 First Canadian Place, Toronto, Ontario at the Closing Time or at such other time and place as may be determined by the Corporation.

2.3  DELIVERIES AT CLOSING

At Closing:

     (a) the Investor shall make full payment of the Subscription Price to the Corporation for the Purchased Shares being purchased by it by delivery to the Corporation of a certified cheque or bank draft payable to or to the order of the Corporation or by wire transfer to the Corporation in the amount of the Subscription Price;

     (b) the Corporation shall deliver to or to the order of the Investor a share certificate representing the Purchased Shares;

     (c) there shall be delivered to the Investor legal opinions of counsel to the Corporation which are substantially the same as the opinions delivered to the underwriters pursuant to the Underwriting Agreement, with such deviations therefrom as are necessary to reflect the private placement nature of the purchase of the Purchased Shares by a resident of Canada, including an opinion that the Purchased Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares of the Corporation;

     (d) there shall be delivered to the Investor a long form comfort letter from the Corporation's auditors which is substantially the same as the long form comfort letter delivered to the underwriters pursuant to the Underwriting Agreement, with such deviations therefrom as are necessary to reflect the private placement nature of the purchase of the Purchased Shares by a resident of Canada; and

     (e) the Corporation and the Investor shall deliver all other documents, instruments or contracts reasonably required to implement the transactions contemplated hereby.

                                   ARTICLE 3
                       REPRESENTATIONS OF THE CORPORATION

The Corporation hereby represents and warrants to the Investor the matters set out below.

3.1  DUE AUTHORIZATION

Prior to Closing, the Corporation shall have all the necessary corporate power and capacity to enter into this Agreement, to issue and sell the Purchased Shares to be issued to the Investor pursuant to this Agreement, and the execution and delivery of this Agreement and the issue and sale of such Purchased Shares to the Investor shall have been duly authorized by all necessary corporate action on the part of the Corporation.

3.2  ENFORCEABILITY OF OBLIGATIONS

This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

3.3  SHARES

Upon receipt of the Subscription Price by the Corporation for the Purchased Shares, the Purchased Shares shall be issued as fully paid and non-assessable common shares in the capital stock of the Corporation.

3.4  ABSENCE OF CONFLICTING AGREEMENTS

The Corporation is not a party to, bound or affected by or subject to any contract, mortgage, lease, charter or by-law provision, statute, regulation, judgment, decree or law which would be violated, contravened, breached by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the issuance and sale of the Purchased Shares as provided for in this Agreement.

3.5  NO CONSENTS

No consent, approval, authorization, order, registration or qualification of, or with, any court or governmental agency or body is required for the issue and sale of the Purchased Shares, as contemplated by this Agreement, the performance or consummation by the Corporation of the transaction contemplated in this Agreement and the compliance by the Corporation with the terms of this Agreement, other than the filing of a Form 45-501F1 under the Securities Act (Ontario) with the Ontario Securities Commission.

3.6  UNDERWRITING AGREEMENT

The Corporation agrees and confirms that the Investor will be entitled to the full benefit of all representations and warranties to be made by the Corporation to the underwriters in the Underwriting Agreement, if and when the Underwriting Agreement is executed, as if such representations and warranties were fully set forth in this Agreement and such representations and warranties will be deemed to be incorporated by reference herein.

                                   ARTICLE 4
                         REPRESENTATIONS OF THE INVESTOR

The Investor hereby represents, warrants and acknowledges to the Corporation the matters set out below.

4.1  ENFORCEABILITY

This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms.

4.2  PURCHASING AS PRINCIPAL

The Investor is purchasing the Purchased Shares under this Agreement as principal and not for the account of or on behalf of any other person.

4.3  INCORPORATION, AUTHORIZATION AND CAPACITY

The Investor is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all the necessary corporate or legal power, authority and capacity to enter into this Agreement and the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Investor. The Investor has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Shares and the restrictions on their transfer and is able to bear the economic risk of loss of such investment.

4.4  OFFERING MEMORANDUM

The Investor has received from the Corporation a copy of the Offering Memorandum and is basing its investment decision solely on the Offering Memorandum and not on any other information concerning the Corporation. The Investor acknowledges and agrees that the offer and sale of the Purchased Shares hereunder has not been accompanied by any advertisement in any printed medium of general and regular paid circulation, radio or television or any other form of advertising.

4.5  RESALE

The Investor acknowledges that the Purchased Shares are being issued by the Corporation pursuant to registration and prospectus exemptions pursuant to the Securities Act (Ontario) and, accordingly, any resale of Purchased Shares must be made through an appropriately registered dealer and in accordance with, or pursuant to an exemption from, the prospectus requirements of said Act and the regulations, rules and written policies made thereunder.

4.6  U.S. SECURITIES LAWS

     (a) The Investor is neither a "U.S. Person" nor a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933, as amended, which definitions include but are not limited to, a natural person resident in United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) nor purchasing the Purchased Shares, directly or indirectly, for the account or benefit of a U.S. Person or a person within the United States for resale in the United States in violation of U.S. federal or state securities laws, and the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person within the United States respecting:

          (i) the transfer or assignment of any rights or interest in any of the Purchased Shares; or

          (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with the purchase of the Purchased Shares.

     (b) The Purchased Shares were not offered to the Investor in the United States and this Agreement has not been signed in the United States.

     (c) Notwithstanding anything to the contrary in Section 7.1 hereof, for a period of 40 days following the Closing Date, the Investor may not offer, sell or otherwise transfer any Purchased Shares to a person within the United States or a U.S. Person.

                                   ARTICLE 5
              SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1  SURVIVAL

All representations and warranties set forth in Articles 3 and 4 shall survive the execution, delivery and performance of this Agreement and the Closing and continue in full force and effect for the benefit of the parties to which they were given, notwithstanding any investigation at any time made by or on behalf of the party to which it has been given, for a period of 180 days subsequent to the Closing Time, provided, however, that any such representations or warranties which are fraudulently made shall survive the Closing and shall continue in full force and effect indefinitely.

                                   ARTICLE 6
                               CLOSING CONDITIONS

6.1  INVESTOR'S CONDITIONS OF CLOSING

The obligations of the Investor under this Agreement shall be conditional upon the following:

     (a)  the representations and warranties of the Corporation set forth in
          Article 3 shall be true and correct as at Closing, except for the transactions contemplated by this Agreement, including the Prospectus Closing;

     (b) the completion of all the deliveries contemplated by Section 2.3 by the Corporation;

     (c) the completion of the Prospectus Closing with aggregate gross proceeds of not less than $50,000,000 from the issuance of New Common Shares; and

     (d) such other documentation as the Investor and its legal counsel may reasonably require.

The foregoing conditions are inserted for the exclusive benefit of the Investor and may be waived, in whole or in part, by the Investor, and will be deemed to have been so waived if the purchase of the Purchased Shares from the Corporation is completed hereunder.

6.2  CORPORATION'S CONDITIONS OF CLOSING

The obligations of the Corporation under this Agreement shall be conditional upon the following:

     (a)  the representations and warranties of the Investor set forth in
          Article 4 shall be true and correct as at Closing;

     (b) the completion of all the deliveries contemplated by Section 2.3 by the Investor;

     (c)  the completion of the Prospectus Closing; and

     (d) such other documentation as the Corporation and its legal counsel may reasonably require.

The foregoing conditions are inserted for the exclusive benefit of the Corporation and may be waived, in whole or in part, by the Corporation, and will be deemed to have been so waived if the issue of the Purchased Shares is completed hereunder.

                                   ARTICLE 7
                                OTHER CONDITIONS

7.1  AGREEMENT NOT TO SELL SHARES

The Investor shall not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any common shares of the Corporation, any options or warrants to purchase any common shares of the Corporation, or any securities convertible into or exchangeable for common shares of the Corporation (collectively, "Securities") now owned or hereafter acquired directly by the Investor or with respect to which the Investor has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by this restriction, (b) with respect to Dispositions of common shares of the Corporation acquired on the open market, or (c) with the prior written consent of FleetBoston Robertson Stephens Inc., for a period commencing on the Closing Date and continuing to a date 180 days after the date on which the registration statement filed in connection with the Public Offering is declared effective by the Securities and Exchange Commission (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The Investor also agrees and consents to the entry of stop transfer instructions with the Corporation's transfer agent and registrar against the transfer of Securities held by the Investor except in compliance with the foregoing restrictions.

                                   ARTICLE 8
                           CONTRACTUAL RIGHT OF ACTION

8.1  RIGHTS OF ACTION

If the final Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact that is required to be stated or is necessary in order to make any statement therein not misleading in the light of the circumstances in which it was made (herein called a "misrepresentation") and it was a misrepresentation at the Closing Time, the Investor shall have, subject as hereinafter in this section provided, a right of action, exercisable on written notice given not more than 180 days subsequent to the date of investment in the case of rescission and not later than 180 days subsequent to the date of investment in the case of damages while still the owner of any of the Purchased Shares provided that:

     (a) the Corporation will not be held liable under this section if the Investor purchased the Purchased Shares with knowledge of the misrepresentation;

     (b) in an action for damages, the Corporation will not be liable for all or any portion of such damages that it proves do not represent the depreciation in value of the Purchased Shares as a result of the misrepresentation relied upon;

     (c) in no case will the amount recoverable under this paragraph exceed the price at which the Purchased Shares are sold to the Investor;

     (d) if the Investor elects to exercise the right of rescission, the Investor will have no right of action of damages against the Corporation; and

     (e) the rights herein conferred are in addition to any other right or remedy available at law to the Investor.

                                   ARTICLE 9
                                     GENERAL

9.1  ASSIGNMENT

This Agreement shall not be assigned by either party without the prior written consent of the other party.

9.2  FURTHER ASSURANCES

Each of the parties covenants and agrees to take all such action and to execute all such documents as may be necessary or advisable to implement the provisions of this Agreement fully and effectively and to make them binding on the parties hereto.

9.3  ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators and successors.

9.4  NOTICES

Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (referred to in this Section as a "notice") to any Party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by fax or other form of recorded communication tested prior to transmission to such Party:

     (a)  in the case of a notice to the Corporation at:

                 40 West Wilmont Street
                 Richmond Hill, Ontario
                 Canada
                 L4B 1H8


                 Attention:   Mr. David Lewis
                              General Counsel and Secretary

                 FAX:         (905) 764-7445

     (b)  in the case of a notice to the Investor at:

                 Nortel Networks Corp.
                 8200 Dixie Road, Suite 100
                 Brampton, Ontario
                 L6T 5P6
                 Attention:   Deborah J. Noble, Corporate Secretary

                 FAX:         (905) 863-8386

or at such other address as the party to whom such notice is to be given shall have last notified to the party giving the notice in the manner provided in this Section. Any notice personally delivered to the party to whom it is addressed as provided in this Section shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice mailed to the address and in the manner provided for in this Section shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing. Any notice transmitted by fax or other form of recorded communication shall be deemed given and received on the first Business Day next following its transmission.

9.5  PUBLIC NOTICES

All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Corporation and the Investor and no party shall act unilaterally in this regard without the prior approval of the other party, such approval not to be unreasonably withheld, except:

     (a) in the case of the Corporation for communications made in confidence to the Corporation's employees affected by such transactions; or

     (b) where required to do so by law or by the applicable regulations or policies of any provincial or Canadian or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other party is not possible.

9.6  COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement, or a counterpart hereof, all as of the date first above written.

                                       DELANO TECHNOLOGY CORPORATION




                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       NORTEL NETWORKS CORPORATION




                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: